UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2023 (October 11, 2023)

Ambrx Biopharma, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	333-274230	93-2892120
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10975 North Torrey Pines Road La Jolla, California	92037
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 875-2400

New Ambrx Biopharma Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value US $0.0001 per share	AMAM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Introduction

On October 11, 2023, Ambrx Biopharma Cayman, Inc. (formerly Ambrx Biopharma Inc.), a Cayman Islands exempted company (“Ambrx Cayman”), completed its previously announced holding company reorganization, pursuant to the Agreement and Plan of Merger, dated as of September 11, 2023 (the “Merger Agreement”), by and among Ambrx Biopharma, Inc. (formerly New Ambrx Biopharma Inc.), a Delaware corporation (the “Company”), Ambrx Merger Sub Inc., a Cayman Islands exempted company and newly-formed direct wholly owned subsidiary of the Company (“Merger Sub”), and Ambrx Cayman. The Merger Agreement provided for the merger (the “Merger”) of Ambrx Cayman with Merger Sub, with Ambrx Cayman surviving the Merger as a direct wholly owned subsidiary of the Company, and the automatic conversion of each ordinary share, par value $0.0001 per share, of Ambrx Cayman (“Ordinary Shares”) issued and outstanding immediately prior to the effective time of the Merger (including Ordinary Shares underlying the outstanding American Depositary Shares (“ADSs”)), into one-seventh (1/7) of one duly issued, fully paid and non-assessable share of common stock, par value $0.0001 per share, of the Company (“Common Stock”). Each ADS represents seven Ordinary Shares, therefore an ADS holder will be entitled to receive one share of Common Stock for each ADS held immediately prior to the effective time of the Merger. As a result of the Merger, the Company became the successor issuer to Ambrx Cayman. The Merger was approved by the shareholders of Ambrx Cayman at its Extraordinary General Meeting of Shareholders held on October 10, 2023.

The foregoing description of the Merger is not complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the completion of the Merger, on September 13, 2023, Ambrx Cayman notified the Nasdaq Global Select Market (“Nasdaq”) that each issued and outstanding Ordinary Share (including Ordinary Shares underlying the outstanding ADSs) would be converted into one-seventh (1/7) of one share of Company Common Stock. Nasdaq suspended trading of the Ambrx Cayman ADSs as of the close of business on October 11, 2023, and the Company expects that its Common Stock (CUSIP: 641871 108) will commence trading on Nasdaq as of the open of business on October 12, 2023, under the symbol “AMAM”, which is the same symbol under which the Ambrx Cayman ADSs traded. Each outstanding certificate that, immediately prior to the Merger, evidenced Ordinary Shares will be deemed and treated for all corporate purposes to evidence the ownership of one-seventh (1/7) of one share of Company Common Stock until such certificate is thereafter surrendered for transfer or exchange in the ordinary course.

Item 3.03.	Material Modification to Rights of Security Holders.

As a result of the Merger, shareholders of Ambrx Cayman became stockholders of the Company, and the rights of such stockholders are now defined by the Delaware General Corporation Law, the Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”) and the Amended and Restated Bylaws of the Company (the “Bylaws”). The Certificate of Incorporation and Bylaws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference. Information about certain differences in rights between shareholders of Ambrx Cayman and stockholders of the Company as a result of the Merger were previously disclosed in the Registration Statement on Form S-4 of the Company (File No. 333-274230) declared effective by the SEC on September 15, 2023 (the “Registration Statement”).

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, the directors and executive officers of the Company immediately following consummation of the Merger are the same individuals who were directors and executive officers of Ambrx Cayman immediately prior to the Merger. On October 11, 2023, Amended and Restated Executive Employment Agreements were entered into with Daniel J. O’Connor, President and Chief Executive Officer of the Company, and Sonja Nelson, Chief Financial Officer of the Company (together, the “Amended and Restated Employment Agreements”), which amend, restate and supersede the executives’ respective prior employment agreements in their entirety. The Amended and Restated Employment Agreements contain employment terms and conditions that are substantially similar to those in each of their prior employment agreements except that they provide for participation in the Company’s unlimited paid time off policy and the accelerated vesting of equity awards upon a change in control, as further described below.

The Company adopted an unlimited paid time off policy, effective as of October 1, 2023 (the “Unlimited PTO Policy”). Pursuant to the Amended and Restated Employment Agreements, Mr. O’Connor and Ms. Nelson ceased accruing paid time off benefits after the date that the Unlimited PTO Policy became effective and will become eligible to participate in the Unlimited PTO Policy.

In addition, notwithstanding anything in the executives’ prior employment agreements or any other agreements to the contrary, the vesting and exercisability of all outstanding time-based vesting stock options and other time-based vesting stock awards covering shares of Company Common Stock that are held by Mr. O’Connor and Ms. Nelson shall accelerate and vest in full effective as of immediately prior to and contingent upon the closing of a Change in Control (as defined in the Company’s Amended and Restated Ambrx Biopharma, Inc. 2021 Equity Incentive Plan).

The preceding description of the Amended and Restated Employment Agreements is a summary of materially amended terms, does not purport to be complete, and is qualified in its entirety by reference to the Amended and Restated Employment Agreements, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Pursuant to the Merger Agreement, the Company has assumed the 2016 Equity Incentive Plan, the 2021 Equity Incentive Plan and the 2021 Employee Share Purchase Plan (each as Amended and Restated).

Item 8.01.	Other Events.

As of October 11, 2023, Company Common Stock is deemed to be registered under Section 12(b) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12g-3(a) promulgated thereunder. For purposes of Rule 12g-3(a), the Company is the successor issuer to Ambrx Cayman. As a result, effective as of October 11, 2023, future filings with the SEC will be filed by the Company under CIK No. 0001990550.

Also filed as Exhibits 4.1 and 99.1, respectively, to this Current Report on Form 8-K, are a description of the Company’s securities and certain risk factors related to the Company from the Registration Statement.

The following tables present selected financial data for the periods indicated solely to give retroactive effect to the Merger. You should read the following table in conjunction with the consolidated financial statements and the accompanying notes filed with our predecessor, Ambrx Cayman’s, Annual Report on Form 10-K for the year ended December 31, 2022 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023. Among other things, those financial statements include more detailed information regarding the basis of presentation for the following data. The annual results presented below are derived from the audited financial statements for the applicable periods. All data presented has been adjusted to reflect the retroactive effect of the automatic conversion of each Ambrx Cayman Ordinary Share into one-seventh (1/7) of Company Common Stock and therefore is unaudited.

	Years Ended December 31,[1]
	2022	2021
Net loss per share applicable to Ambrx Biopharma, Inc. stockholders—basic and diluted	$(2.02)	$(3.33)
Weighted-average shares of common stock used to compute net loss per share—basic and diluted	38,605,936	20,453,601

	Three Months Ended March 31,[1]
	2023	2022
Net loss per share applicable to Ambrx Biopharma, Inc. stockholders—basic and diluted	$(0.34)	$(0.59)
Weighted-average shares of common stock used to compute net loss per share—basic and diluted	44,995,680	38,589,147

	Three Months Ended June 30,[1]
	2023	2022
Net loss per share applicable to Ambrx Biopharma, Inc. stockholders—basic and diluted	$(0.32)	$(0.75)
Weighted-average shares of common stock used to compute net loss per share—basic and diluted	55,897,579	38,594,288

	Six Months Ended June 30,[1]
	2023	2022
Net loss per share applicable to Ambrx Biopharma, Inc. stockholders—basic and diluted	$(0.66)	$(1.33)
Weighted-average shares of common stock used to compute net loss per share—basic and diluted	50,476,745	38,591,732

[1]

The periods presented represent the net loss per share of Ambrx Cayman Ordinary Shares giving effect to the automatic conversion of each Ambrx Cayman Ordinary Share into one-seventh (1/7) of Company Common Stock as a result of the Merger.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated September 11, 2023, by and among New Ambrx Biopharma Inc., Ambrx Merger Sub Inc. and Ambrx Biopharma Inc.

3.1	Amended and Restated Certificate of Incorporation of Ambrx Biopharma, Inc., a Delaware corporation.

3.2	Amended and Restated Bylaws of Ambrx Biopharma, Inc., a Delaware corporation.

4.1	Description of the Company’s Securities

10.1	Amended and Restated Executive Employment Agreement, by and between Ambrx, Inc. and Daniel J. O’Connor.

10.2	Amended and Restated Executive Employment Agreement, by and between Ambrx, Inc. and Sonja Nelson.

99.1	Risk Factors of the Company

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBRX BIOPHARMA, INC.
(Registrant)

Date: October 12, 2023	By:	/s/ Sonja Nelson
	Name:	Sonja Nelson
	Title:	Chief Financial Officer